Exhibit 99.1

S.E. Clark & Company, P.C.

Registered Firm:  Public Company Accounting Oversight Board

Independent Auditors’ Report

Leland Energy, Inc.

Leland Kentucky Holdings, Inc.

Managing Partners for the Managed Group

We have audited the accompanying combined December 31, 2009 and April 1, 2010 balance sheets of the entities whose assets were sold to Consolidation Services, Inc. as of April 1, 2010 and the related combined statements of operations, changes in partnership equities and cash flows for the periods then ended. These financial statements are the responsibility of the Managing Partners. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2009 and April 1, 2010 of the entities whose assets were sold to Consolidation Services, Inc. as of April 1, 2010, and the combined results of their operations, changes in partnership equities, and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ S.E. Clark & Company, P.C.

Tucson, Arizona

February 29, 2012

Member: National Association of Certified Valuation Analysts

742 N. Country Club Road, Tucson, AZ 85716  (520) 323-7774, Fax (520) 323-8174, seclarkcpa@aol.com

LELAND KENTUCKY HOLDINGS, INC. MANAGED PARTNERSHIPS
COMBINED BALANCE SHEETS

ASSETS:	April 1,	December 31,
	2010	2009

CURRENT ASSETS
Cash	$8,420	$338
Accounts receivable	23,408	6,353
Total current assets	31,828	6,691

PROPERTY AND EQUIPMENT
Oil and gas properties, net including $1,874,670, of unproved
property costs using the successful efforts method of accounting.	3,573,343	3,586,932
Support equipment, net	715,366	720,809

TOTAL ASSETS	$4,320,537	$4,314,432

LIABILITIES AND PARTNERSHIP EQUITIES

CURRENT LIABILITIES:
Accounts payable	$6,146	$5,600
Total current liabilities	6,146	5,600

Asset retirement obligations	22,171	16,157
TOTAL LIABILITIES	28,317	21,757

CONTINGENCIES AND COMMITMENTS	-	-

PARTNERSHIP EQUITIES
Total partnership equities	4,292,220	4,292,675

TOTAL LIABILITIES AND PARTNERSHIP EQUITIES	$4,320,537	$4,314,432

The accompanying notes are an integral part of these combined financial statements.

LELAND KENTUCKY HOLDINGS, INC. MANAGED PARTNERSHIPS
COMBINED STATEMENT OF OPERATIONS
FOR THE PERIODS ENDED APRIL 1, 2010 AND DECEMBER 31, 2009

	Three months	Year ended
	ended April 1, 2010	December 31, 2009

OIL AND GAS REVENUES	$67,552	$347,282

COSTS AND OPERATING EXPENSES:
Lease operating expenses	36,550	99,742
Depreciation, depletion, amortization and accretion	25,046	108,298
Impairment of oil and gas properties	-	545,616
General and administrative	182	8,376
Total costs and operating expenses	61,778	762,032

OPERATING INCOME (LOSS)	5,774	(414,750)

OTHER INCOME (EXPENSE)
Impairment of non-operating asset - Leland Energy note	-	2,500,000
Total other expenses	-	2,500,000

NET INCOME (LOSS)	$5,774	$(2,914,750)

The accompanying notes are an integral part of these combined financial statements.

LELAND KENTUCKY HOLDINGS, INC. MANAGED PARTNERSHIPS
COMBINED STATEMENT OF CHANGES IN PARTNERSHIP EQUITIES
FOR THE PERIODS ENDED APRIL 1, 2010 AND DECEMBER 31, 2009

Total
Partnership
Equities

DECEMBER 31, 2008	$6,424,834

Contribution	1,292,139

Withdrawals	(509,548)

Net loss	(2,914,750)

DECEMBER 31, 2009	4,292,675

Contribution	2,500

Withdrawals	(8,729)

Net income	5,774

APRIL 1, 2010	$4,292,220

The accompanying notes are an integral part of these combined financial statements.

LELAND KENTUCKY HOLDINGS, INC. MANAGED PARTNERSHIPS
COMBINED STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED APRIL 1, 2010 AND DECEMBER 31, 2009

	Three months		Year ended
	ended April 1, 2010		December 31, 2009

Net income (Loss)	$5,774		$(2,914,750)
Adjustments to reconcile net income to net cash
provided by operating activities:

Depreciation, depletion, and amortization	19,032		102,633
Accretion of asset retirement obligations	6,014		5,665
Impairment of non-operating asset - Leland Energy note		-	2,500,000
Impairment of oil and gas properties		-	545,616
Changes in operating assets and liabilities:
Accounts receivable	(17,055)		(6,353)
Accounts payable	546		4,301
Net cash provided by operating activities	14,311		237,112

CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and gas wells	-		(1,037,862)
Net cash used in investing activities	-		(1,037,862)

CASH FLOWS FROM FINANCING ACTIVITIES:
Partner contribution	2,500		1,292,139
Partner withdrawal	(8,729)		(509,548)
Net cash provided by (used in) financing activities	(6,229)		782,591

INCREASE (DECREASE) IN CASH	8,082		(18,159)
CASH, BEGINNING OF YEAR	338		18,497
CASH, END OF PERIOD	$8,420		$338

SUPPLEMENTAL CASH FLOW INFORMATION:
Income Taxes	$-		$-
Interest Paid	$-		$-

Supplemental disclosure of non-cash investing and financing activities

Increase in asset retirement obligations	$-		$10,492

The accompanying notes are an integral part of these combined financial statements.

LELAND KENTUCKY HOLDINGS, INC. MANAGED PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED APRIL 1, 2010 AND DECEMBER 31, 2009

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On April 1, 2010, Consolidation Services, Inc. (“CNSV”), a public company registered with the Securities and Exchange Commission (the “SEC”), purchased the right, title and interests in certain oil and gas wells located in Kentucky and Tennessee from various entities managed (“the Managed Group”) by Leland Kentucky Holdings, Inc. a wholly owned subsidiary of Leland Energy, Inc. ("Leland"), a privately owned Nevada corporation.  Leland is owned and managed by Stephen M. Thompson who owns other entities unrelated to the acquisition as well.

The partnership units in the various entities included in the Managed Group were owned by a broad spectrum of investors (657), none of whom had ownership individually or in the aggregate, to constitute control over any individual entity or the Managed Group.  Accordingly, the financial statements of the individual entities involved with the asset acquisition have been combined only for purposes of reporting compliance with various rules and regulations of the SEC related to the acquisition.  They should be relied upon for no other purpose than for inclusion in the Form 8-K reporting the acquisition and should not be used to infer that any common ownership control existed between the various group entities.

The financial statements of the following entities have been combined in these presentations:

Energy Production Revenue Fund, LLP, a Nevada limited liability partnership
Knox Drilling Fund, LLP, a Colorado limited liability partnership
Knox Drilling Fund II, LLP, a Colorado limited liability partnership
Appalachian Drilling Fund, LLP, a Colorado limited liability partnership
Appalachian Drilling Fund II, LLP, a Colorado limited liability partnership
Annex Drilling Fund, LLP, a Colorado limited liability partnership
Syroco Energy Inc., a California corporation
Block Production Revenue Fund, LLP, a Nevada limited liability partnership
Rogers Production Revenue Fund, LLP, a Nevada limited liability partnership
Production Revenue Drilling Fund, LLP, a Nevada limited liability partnership
Block City Drilling Fund, LLP, a Nevada limited liability partnership
Green County Energy Fund, LLP, a Colorado limited liability partnership

The substantially identical partnership agreements of the Managed Group require a majority vote of the partnership units to sell the assets of the entities.

Leland management asserts that every holder of the partnership interests (or shares) was solicited to vote on whether to approve the Acquisition and have the Partnerships exchange all of their assets for CNSV stock, which then became the sole asset of each Partnership. A majority of the partners or shareholders of each entity did not vote by affirmative ballot.  However, according to the ballot instructions, those ballots not returned were assumed to be affirmative, thus achieving the required 51% for each entity.  Although, Leland management did not send the ballot mailing via certified mail, after the ballots were delivered, management spoke to each partner to discuss the ballot, ensure receipt and to answer questions. No ballots were returned undeliverable.

The Partnerships accordingly voted to distribute their shares of CNSV to the individual Partners on a pro rata basis according to their partnership units, which was concluded in 2010.  Once the stock was distributed to the partners, the entities were dissolved and final 2010 income tax returns were filed.  Leland management asserts that distribution of the CNSV stock and final 2010 K-1’s to the partners further affirms the majority vote required to approve the transaction.  The entities no longer exist as legal entities in their various jurisdictions.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Managed Group’s combined financial statements are based on a number of significant estimates including the selection of the useful lives for property and equipment and the oil and gas reserve quantities which are the basis for the calculations of depreciation, depletion, and impairment of property and equipment. The Managed Group’s reserve quantities are determined by an independent petroleum engineering firm. However, management emphasizes that estimated reserve quantities are inherently imprecise and that estimates of more recent discoveries are more imprecise than those for properties with long production histories. Accordingly, the Managed Group’s estimates are expected to change as future information becomes available.

Cash and Cash Equivalents

The Managed Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2009 and April 1, 2010 cash and cash equivalents include cash on hand and cash in depository institutions/commercial banks.

Oil and Gas Properties

The Managed Group uses the successful efforts method of accounting for oil and gas operations. Under this method of accounting, costs to acquire mineral interests in oil and gas properties, to drill and equip development wells, and to drill and equip exploratory wells that find proved reserves are capitalized. Depletion and depreciation of capitalized costs for producing oil and gas properties is calculated using the units-of-production method based on estimates of proved oil and gas reserves on a field-by-field basis. Depletion and depreciation expense for the Managed Group’s oil and gas properties was approximately $86,301 and $15,000 for the periods ended December 31, 2009 and April 1, 2010 respectively. Through the date of disposition, accumulated depletion and depreciation expense which is netted against the unimpaired cost basis of the oil and gas properties, totaled approximately $433,000.

The costs of unproved leaseholds and mineral interests are capitalized pending the results of exploration efforts.  In addition, unproved leasehold costs are assessed periodically, on a property-by-property basis, and a loss is recognized to the extent, if any, the property has been impaired. This impairment will generally be based on geophysical or geologic data. For the periods ended December 31, 2009 and April 1, 2010, there was no impairment of unproved leaseholds. Due to the perpetual nature of the Managed Group’s ownership of the mineral interests, the drilling of a well, whether successful or unsuccessful, may not represent a complete test of all depths of interest.  Therefore, at the time that a well is drilled, only a portion of the costs allocated to the acreage drilled may be expensed. As unproved leaseholds are determined to be productive, the related costs are transferred to proved leaseholds. The costs associated with unproved leaseholds and mineral interests that have been allowed to expire are charged to exploration expense.

The Managed Group evaluates impairment of its property and equipment in accordance with ASC Topic 360, “Long-Lived Assets”. This standard requires that long-lived assets that are held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is determined that an asset’s estimated future net cash flows will not be sufficient to recover its carrying amount, an impairment charge must be recorded to reduce the carrying amount of the asset to its estimated fair value. Fair value is determined by reference to the present value of estimated future cash flows of such properties.

Exploration costs, including exploratory dry holes, annual delay rental and geological and geophysical costs are charged to expense when incurred.

Support Equipment and Facilities

Support equipment and facilities including, furniture, fixtures, automobiles, office equipment, leasehold improvements, and computer software are stated at cost. Depreciation and amortization of support equipment and facilities is calculated using various accelerated or straight-line methods over the respective expected useful lives.  Depreciation and amortization expense for support equipment and facilities totaled $16,332 and $5,460 for the periods ended December 31, 2009 and April 1, 2010 respectively.

The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset or increase expected recoveries are capitalized and depleted or depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depletion, depreciation or amortization is removed from the accounts and any gains or losses are reflected in current operations.

Asset Retirement Obligation

The Managed Group recognizes a liability for the present value of all legal obligations associated with the retirement of tangible, long-lived assets and capitalizes an equal amount as a cost of the asset. The cost of the abandonment obligations, less estimated salvage values, is included in the computation of depreciation, depletion and amortization.

Revenue Recognition

The Managed Group has royalty and working interests in various oil and gas properties which constitute its primary source of revenue.  The Managed Group recognizes oil and gas revenue from its interest in producing wells as oil and gas is sold from those wells.  Other sources of revenues received by the Managed Group include delay rentals and mineral lease bonuses which are recognized as revenue according to the terms of the lease agreements.

The Managed Group follows the “sales method” of accounting for oil and natural gas revenue, so it recognizes revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to its ownership in the property.  A receivable or liability is recognized only to the extent that the Managed Group has an imbalance on a specific property greater than its share of the expected remaining proved reserves.

Accounts Receivable

Substantially, all of the Managed Group’s accounts receivable consists of accrued revenues from oil and gas production for the year ended December 31, 2009 from third party companies in the oil and gas industry.  This concentration of customers may impact the Companies’ overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the oil and gas industry.  In determining whether or not to require collateral from a purchaser or joint interest owner, the Managed Group analyzes the entity’s net worth, cash flows, earnings and credit ratings. Historically, the Managed Group has not required collateral from a purchaser or joint interest owner since credit losses incurred by the Managed Group on receivables have not been significant.

Concentration of Credit Risk

The Managed Group maintains its operating cash balances in banks insured by the Federal Depository Insurance Corporation (FDIC). The FDIC insures accounts at each institution up to $250,000.

All of the Managed Group’s cash and cash equivalents are maintained in regional and national financial institutions.  The Managed Group has exposure to credit risk to the extent that its cash and cash equivalents exceed amounts covered by the U.S. federal deposit insurance; however, the Managed Group has not experienced any losses in such accounts.  In management’s opinion, the capitalization and operating history of the financial institutions are such that the likelihood of material loss is remote.

The Company has three major vendors that acquired and distribute our oil and gas products, which is a concentration of our overall revenue collection model.

Cash and Cash Equivalents

The Managed Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Managed Group's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt.  The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Managed Group adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or

•

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

Recent Accounting Pronouncements

Recent accounting pronouncements that the Combined Partnerships have adopted or that they will be required to adopt in the future are summarized below.

Proved Oil and Gas Reserves

On January 1, 2009, the Managed Group adopted the accounting guidance applicable to SEC registrants with respect to Rule 4-10(a) of SEC Regulation S-X regarding proved oil and gas reserves which are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., average price in preceding 12 months.  Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based upon future conditions.

(i)

Reservoirs are considered proved if economic productability is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.  In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii)

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects.

Modernization of Oil and Gas Reporting

In December 2008, the SEC issued the final rule, "Modernization of Oil and Gas Reporting ," which adopts revisions to the SEC's oil and natural gas reporting disclosure requirements and is effective for annual reports on Forms 10-K for years ending on or after December 31, 2009. Early adoption of the new rules is prohibited. The new rules are intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves to help investors evaluate their investments in oil and natural gas companies. The new rules are also designed to modernize the oil and natural gas disclosure requirements to align them with current practices and changes in technology. The new rules include changes to the pricing used to estimate reserves, the ability to include nontraditional resources in reserves, the use of new technology for determining reserves and permitting disclosure of probable and possible reserves.

Business Combinations

On January 1, 2009, the Managed Group adopted the accounting guidance under ASC Topic 805 (ASC 805) on business combinations, (formerly SFAS No. 141 (R), “Business Combinations” which replaced SFAS No. 141 “Business Combination”). ASC 805 retains the fundamental requirements in SFAS 141, including that the purchase method be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control instead of the date that the consideration is transferred. ASC 805 requires an acquirer in a business combination, including business combinations achieved in stages (step acquisition), to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, to be measured at their fair values as of that date, with limited exceptions. It also requires the recognition of assets acquired and liabilities assumed arising from certain contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. Additionally, ASC 805 requires acquisition-related costs to be expensed in the period in which the costs are incurred and the services are received instead of including such costs as part of the acquisition price. The adoption of ASC 805 did not have a material impact on the Combined Partnerships’ combined financial statements. The provisions of ASC 805 will be applied at such time when measurement of a business acquisition is required.

No other accounting standards or interpretations issued recently are expected to a have a material impact on the Combined Partnerships’ consolidated financial position, operations or cash flows.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Managed Group as a going concern. However, the Managed Group sustained losses from operations for the year ended December 31, 2009 of $2,914,750.  Further, the Managed Group has inadequate working capital to maintain or develop its operations, and is dependent upon funds from lenders, investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Managed Group to continue as a going concern.  The financial statements herein do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, Managed Group management is planning to raise additional funds through loans and additional sales of its common stock. The Managed Group's ability to meet its obligations and continue as a going concern is dependent upon its ability to obtain additional financing, achievement of profitable operations and/or the discovery, exploration, development and sale of oil and gas reserves. Although the Managed Group is pursuing additional financing, there can be no assurance that the Managed Group will be able to secure financing when needed or to obtain such financing on terms satisfactory to the Managed Group, if at all.

NOTE 3 - NOTE RECEIVABLE - AFFILIATE

The Managed Group, specifically Energy Production Revenue Fund LLP entered into a Collateralized Promissory Note with Leland Energy, Inc. a related party. The principal amount of the note is $2,500,000 at an annual interest rate of 15%. The note required interest only payments for 24 months on a monthly basis. The principal was due in full on March 15, 2011.  The note proceeds, funded by investor capital contributions to Energy Production Revenue Fund LLP, were utilized by Leland to fund oil and gas exploration and development costs incurred by other partnership entities.

The note is secured by a Production Lien against energy assets as follows:

Bruce Cundiff Lease - Parcel 1 25.5 acres of land and oil and gas rights;

Suzanna Cundiff Lease - Parcel II 44.7 acres of land and oil and gas rights;

Equipment on the Cundiff lease;

Posey-Lombarid Lease- 4 wells;

Downey Lease - 2 wells; and,

Flowers Lease - 2 wells

As of December 31, 2009 Leland management assessed the ability of Leland Energy to repay the note.   Management determined that Leland did not have the ability to repay the note receivable.  Accordingly no interest income was recognized or accrued and impairment for the full $2,500,000 was recognized.

As part of the acquisition of assets on April 1, 2010, Energy Production Revenue Fund LLP surrendered the note for the collateral oil and gas properties.

NOTE 4 - ASSET RETIREMENT OBLIGATIONS

The Managed Group records the fair value of a liability for asset retirement obligations (“ARO”) in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of the long-lived asset and is depreciated over the useful life of the asset. The Managed Group accrues an abandonment liability associated with its oil and gas wells when those assets are placed in service. The ARO is recorded at its estimated fair value and accretion is recognized over time as the discounted liability is accreted to its expected settlement value. Fair value is determined by using the expected future cash outflows discounted at the Managed Group’s credit-adjusted cost of risk-free rate. No market risk premium has been included in the Managed Group’s calculation of the ARO balance.

The following is a description of the changes to the Managed Group’s asset retirement obligations for the periods ended December 31, 2009 and April 1, 2010.

	April 1, 2010	2009
Asset retirement obligation at beginning of the period	$16,157	$-
Addition	-	10.492
Accretion expense	6,014	5,665
Asset retirement obligation at end of period	$22,171	$16,157

NOTE 5- ALLOCATION OF NET INCOME (LOSS)

In accordance with the provisions of the Partnership agreements the allocation of net income is as follows:

Net Profit for any fiscal year shall be allocated to the Partners in the following order and priority:

a.

First, to the Partners in proportion to the cumulative Net Loss previously allocated to the Partners, until the Net Profit allocated to the Partners equals the cumulative Net Loss previously allocated to the Partners;

b.

Second, 100% of all revenue less all operational expenses, taxes, rents, supplies, as well as management,  consulting, tech support, payroll, and commissions.

Net Loss for any fiscal year shall be allocated to the Partners in the following order and priority:

a.

First, to the extent Net Profit has been allocated for any prior year, Net Loss shall be allocated to offset any Net Profit allocated above, such allocation to be in the same proportion as Net Profit was allocated;

b.

Second, to the Partners, pro-rata, in proportion to the positive balance of the Partners Capital Accounts, until it is reduced to zero; and,

c.

Thereafter, the balance, if any, to the Partners in proportion to the number of Units owned by each.

In accordance with the provisions of the partnership agreements of Managed Group, net capital appreciation or depreciation of the partnerships is allocated to all partners in proportion to each partner’s opening capital account for each accounting period, as defined in the limited partnership agreements.

	April 1, 2010	2009
Net Income (Loss)	$5,774	$(2,914,750)
Permanent Differences - impairment of oil and gas properties	-	545,616
Temporary Differences - depletion expense	(4,052)	30,037
Taxable income (loss) to be distributed	$1,722	$(2,339,097)

NOTE 6 - CAPITAL

Contributions:

Upon making a contribution to the capital of the Partnership, each Partner shall be issued the appropriate number of Units. In the event that the Partnership is required to seek additional funding in order to carry out the business in addition to any loans which may be obtained, holders of a majority of the Units outstanding shall at a meeting of Partners called for the purpose or by written consent have the power to sell additional Units at a price or prices to be determined by such majority vote. Provided however, before the Partnership shall sell any additional Units, it shall first offer each existing Partners the right but not the obligation, on a pro-rata basis to purchase additional Units which rich shall remain open for a period not to exceed 30 days.

Draws:

No Partner shall have the right to demand the withdrawal, reduction or return of his/her capital contribution without prior written consent of the other Partners or upon the dissolution and termination of the Partnership; nor shall any Partner have the right to demand and receive property other than cash in return of his/her capital contribution.

Distribution of Distributable cash:

Distributable cash shall be distributed to the Partners in the following order or priority:

a.

First, to the Partners in priority to and to the extent of their Adjusted Capital Contributions; and

b.

The balance, if any, to the Partners in accordance to allocation of Net Profits (see Note 5)

Whenever a vote, agreement, decision, action or determination with respect of management, operation or control of the Partnership is required to be made, a majority of the Units present, in person, by written vote shall constitute approval by the Partners where at least 51% of the units constitute a quorum.

The Partners agreed to engage Leland Kentucky Holdings, Inc. to serve as fiduciary of the Partnerships to ensure that the Partnership’s tax returns are properly completed and filed and Form K-1 furnished to the Partners and coordinate with other Partners the scheduling of a Partners’ meeting. Leland shall act as a managing Partner after election as such by a vote of the Partnership’s Units at the Partnership’s initial Partnership meeting.

Leland shall not receive any stated salary for its services, but shall receive such compensation for its services as may be from time to time are agreed upon by the Partners. The Partners agree to pay the Managing Partner a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting.  Leland shall receive a fractional unit of 1% and share in its proportional share of production revenue of the Partnership.

NOTE 7 - RELATED PARTY

As of December 31, 2009 the only common relationship between the partnerships is that each of the partnerships and corporation was managed by Leland Kentucky Holdings, Inc. (“Leland”). Leland owned 1% of each of the partnerships in the Managed Group.  The Managed Group is voted on an annual basis by the partnerships’ groups. The partnership groups provide advances and receive advances from the management company at no interest rate and are due upon demand.  As of December 31, 2009 there were no advances received or advances paid from the management corporation.

During 2009, the Managed Group, specifically Energy Production Revenue Fund LLP entered into a $2,500,000 Collateralized Promissory Note with Leland Energy, Inc. a related party, more fully disclosed in Note 3 above.  As of December 31, 2009 and April 1, 2010 the note was determined to be uncollectible and the collateral was subsequently exchanged for the note collateral with the acquisition transaction.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

In February 9, 2011, the State of California entered an Order against Leland Energy, Inc., Leland Kentucky Holding, Inc, Stephen M. Thompson, Annex Drilling, Fund LLP, The Appalachian Drilling Fund, II LLP, BC-2 Drilling Fund, LLP, Block City Drilling Fund, LLP, Energy Production Revenue Fund, LLP, Green County Energy Fund LLP, Knox Drilling Fund, LLP, Knox Drilling fund II, LLP, Production Revenue Drilling Fund LLP, and Rogers Production Revenue Fund, LLP. for claims that the parties violated Corporation Code Section 25401. The State of California alleges that the offering materials omitted material facts that on August 11, 1981 the Wisconsin Commissioner of Securities issued an Order of Prohibition against Stephen Thompson for securities violation, and on September 5, 2002 issued another Order of Prohibition against Stephen Thompson and Leland Energy. Also, on May 13, 2003, the Pennsylvania Securities Commission issued a Cease and Desist Order against Leland Energy prohibiting the offering or sale of securities unless they retain counsel knowledgeable in securities laws applicable to filings with the Commission.

Leland settled this matter in February 2012 by entering into an agreement which requires Leland Energy, Inc. to pay monthly payments of $18,000 for a total of $1,314,477.23 in restitution to individual partners in the partnerships and $51,500 in penalties.  The payments commence on May 1, 2012 for a period of five (5) years until paid in full.  Leland neither admitted nor denied the allegations claimed but believes it is in the best interest of Respondents and a sound business decision to settle this matter for all of the parties.

CNSV was not a party to these proceedings and did not assume any liabilities of the above mentioned partnerships.  In the opinion of CNSV legal counsel, the State of California has no recourse against CNSV.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Managed Group evaluated subsequent events through the date these financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements other than the following.

On April 1, 2010, CNSV entered into 12 substantially identical asset purchase agreements with various unrelated funds which comprised a total of 657 individual sellers and completed the purchase of interests in oil and gas wells located in Kentucky and Tennessee. CNSV acquired interests in 39 oil wells and 19 gas wells, a total of 58 wells and the related support equipment, located on approximately 1,500 leased acres in Kentucky and Tennessee. Under the agreements, the CNSV acquired all rights, titles and interests to the sellers’ oil and gas wells and support equipment free and clear of all liabilities, liens and encumbrances. The effective date of the purchase and sale was April 1, 2010. As consideration for the acquisition, the Managed Group received an aggregate of 22,786,872 shares of CNSV common stock valued based on the fair value of the assets sold in compliance with SEC directive.

The following table presents the CNSV purchase price allocation per the financial statements included in the 10-K for the year ended December 31, 2009:

Purchase Price Allocation	April 1, 2010
Consideration:
Equity instruments (22,786,872 common shares of Consolidation Services, Inc.)	$4,355,169
Recognized amounts of identifiable assets acquired:
Support equipment	735,000
Oil and gas Properties:
Proved developed producing reserves	1,218,670
Proved non-producing reserves	526,830
Proved undeveloped reserves	1,544,209
Probable reserves	330,460
Total assets	$4,355,169
Fair value of total assets	$4,355,169

CNSV calculated the fair value of the assets based upon the Reserve Report prepared for the period ended December 31, 2010, using the NYMEX strip pricing for that period. Further the Company assessed this value based on the weighted average cost of capital of 9%.

The following (unaudited) Pro forma consolidated results of operations have been prepared as if the acquisition had occurred at the first of the period presented:

	Period ended	Year ended
	April 1, 2010	2009
	(Unaudited)	(Unaudited)
OIL AND GAS REVENUES	$67,552	$347,282

Net Loss	(35,557)	(3,548,559

Net loss per share basic and diluted	$(0.00)	$(0.09

Weighted average shares outstanding	37,257,220	37,911,252

NOTE 10 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

In December 2008, the Securities and Exchange Commission (“SEC”) announced revisions to its regulations on oil and gas reporting. In January 2010, the Financial Accounting Standards Board issued an accounting standards update which was intended to harmonize the accounting literature with the SEC’s new regulations. The revised regulations were applied in estimating and reporting our reserves as of December 31, 2009.

The estimates of proved oil and gas reserves utilized in the preparation of the combined financial statements were prepared by American Energy Advisors, Inc. independent petroleum engineers.

Future cash inflows for 2009 were computed by applying average price for the year to the year-end quantities of proved reserves. The 2009 average price for the year was calculated using the 12-month period prior to the ending date of the period covered by the report, determined as an un-weighted arithmetic average of the first-day-of-the-month price for each month within such period.  Future cash inflows for 2008 were computed by the year end spot price to the year-end quantities of proved reserves.  The difference in average versus year end pricing for 2009, is reflected as a component of change in prices in the table below.  Future development, abandonment and production costs were computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs. Future income taxes were computed by applying statutory tax rates to the estimated net pre-tax cash flows after consideration of tax basis and tax credits and carryforwards. All of the Managed Group’s reserves are located in the United States. For information about the Managed Group’s results of operations from oil and gas producing activities, see the combined statements of operations.

There are numerous uncertainties inherent in estimating quantities of proved reserves, projecting future rates of production and projecting the timing of development expenditures, including many factors beyond our control.  The reserve data represents only estimates.  Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact manner.  The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretations and judgment.  All estimates of proved reserves are determined according to the rules prescribed by the SEC.  These rules indicate that the standard of “reasonable certainty” be applied to the proved reserve estimates.  This concept of reasonable certainty implies that as more technical data becomes available, a positive, or upward, revision is more likely that a negative, or downward, revision.  Estimates are subject to revision based upon a number of factors, including reservoir performance, prices, economic conditions and government restrictions.  In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of that estimate.  Reserve estimates are often different from the quantities of natural gas and oil that are ultimately recovered.  The meaningfulness of reserve estimates is highly dependent on the accuracy of the assumptions on which they were based.  In general, the volume of production from natural and oil properties we own declines as reserves are depleted.  Except to the extent we conduct successful development activities or acquire additional properties containing proved reserves, or both, our proved reserves will decline as reserves are produced.    There have been no major discoveries or other events, favorable or adverse, that may be considered to have caused a significant change in the estimated proved reserves since December 31, 2009.  The Managed Group emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of the Managed Group’s proved reserves are proved developed non-producing and proved undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

Estimated Quantities of Proved Oil and Gas Reserves

The following table sets forth proved oil and gas reserves of the Managed Group together with the changes therein, proved developed reserves and proved undeveloped reserves for the year ended December, 2009 (in thousands).  Units of oil are in thousands of barrels (MBbls) and units of gas are in millions of cubic feet (MMcf).  Gas is converted to barrels of oil equivalent (MBoe) using a ratio of six Mcf of gas per Bbl of oil

	2009
	Oil (Bbl)	Gas (Mcf)	MBOE
Proved reserves:	95	1,964	423
Beginning of period
Revisions	28	(951)	(131)
Extensions and discoveries
Sales of minerals-in-place
Purchases of minerals-in-place
Production	(3)		(3)
End of period	120	1,013	289

Proved developed reserves:
Beginning of period	73	1,964	401
End of period	92	1,013	261

Proved undeveloped reserves:
Beginning of period	22		22
End of period	28		28

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of the Managed Group’s proved oil and natural gas properties.

Future income tax expense was computed by applying statutory rates less the effects of tax credits for each period presented to the difference between pre-tax net cash flows relating to the Managed Group’s proved reserves and the tax basis of proved properties and available net operating loss and percentage depletion carryovers.

The following table sets forth the changes in the standardized measure of future net cash flows discounted at 10% per annum relating to proved reserves for the year ended December 31, 2009:

2009
Future cash inflows	$11,735
Future costs:
Production	(6,850)
Development
Income taxes
Future net cash inflows	4,885
10% discount factor	(3,125)
Standardized measure of discounted net cash flows	$1,760

Summary of Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table sets forth the changes in the future net cash inflows discounted at 10% per annum:

2009
Beginning of period	$2,008
Sales of oil and natural gas produced, net of production costs	(52)
Extensions and discoveries
Net change of prices and production costs	(209)
Change in future development costs
Previous estimated development costs incurred
Revisions of previous quantity estimates	(188)
Accretion of discount	201
Change in income taxes
Purchases of reserves in place

End of period	$1,760

Results of Operations for Oil and Gas Producing Activities

The estimated present value of future cash flows relating to proved reserves is extremely sensitive to prices used at any measurement period. The prices used for each commodity for the year ended December 31, 2009, as adjusted, were as follows:

As of December 31,	Oil	Gas
2009 (average price)	$55.80	$3.10
2008 end of year price	$43.20	$6.01

The following table sets forth the results of operations for producing activities for the years ended December 31, 2009:

2009

Revenues	$347,282
Production costs	99,742
Depreciation, depletion, amortization and impairment	108,298
Income taxes	-
Results of operations from producing activities (excluding impairment, corporate overhead and interest costs)	$139,242

Capitalized Costs and Accumulated Depreciation, Depletion and Amortization

2009
Proved oil and gas properties	$2,411,992
Unproved oil and gas properties	1,261,241
Accumulated depreciation, depletion and impairment	(86,301)
Net capitalized costs	$3,586,932